Exhibit 99.1

CEA Industries Appoints Accounting and Compliance Expert
Glenn W. Tyranski to Its Board of Directors

Louisville, CO, February 9, 2026 — CEA Industries Inc. (NASDAQ: BNC) (“BNC” or the “Company”), which manages the world’s largest corporate treasury of BNB, today announced that Glenn W. Tyranski has been appointed to the Company’s Board of Directors (the “Board”), effective immediately. Mr. Tyranski’s appointment is the result of the Nominating & Governance Committee’s ongoing search for highly qualified independent directors.

Mr. Tyranski has more than three decades of experience as a leader on corporate governance, investor relations, financial reporting, regulatory compliance and other matters. He previously served as an executive with The New York Stock Exchange, in addition to experience at leading public accounting and consulting firms, including FTI Consulting, Ernst & Young and KPMG. He currently serves as a partner at WWC, P.C., an international public accounting firm, the Executive In Residence and Assistant Technical Professor at King’s College, and an Adjunct Professor at Long Island University.

“We are excited to welcome Glenn to the Board,” said Tony McDonald, Chairman and President. “His understanding of finance, accounting and regulatory compliance adds critical expertise to the Board as we continue our growth as a public company and advance our BNB treasury strategy.”

“I look forward to working with my fellow directors and management and applying my experience to BNC’s challenges and opportunities,” said Glenn Tyranski. “I intend to be a strong voice for effective oversight in the boardroom as we work diligently to capitalize on BNC’s position as the leading BNB-dedicated treasury company and deliver long-term value for shareholders.”

Following Mr. Tyranski’s appointment, the Board is composed of six directors, half of whom have joined in the previous five months.

About Glenn W. Tyranski

Since 2023, Mr. Tyranski has served as a partner at WWC, P.C., an international accounting firm, where he focuses on staff training, leadership development, quality assurance and operational controls. Previously, Mr. Tyranski served as a Managing Director at FTI Consulting, Inc. (NYSE: FCN), a global business consulting firm, where in a variety of roles, he advised public company boards and senior executives on corporate governance, stock exchange listing requirements, forensic accounting and due diligence and shareholder activism and engagement, from 2017 to 2025. Before joining FTI, he served as an Executive Director at Ernst & Young LLP, a global professional services firm, from 2014 to 2017. As a member of EY’s Financial Accounting and Advisory Services practice, Mr. Tyranski advised clients on initial public offerings, corporate transactions, accounting policy, crisis management and public company reporting and compliance.

Earlier in his career, Mr. Tyranski spent nearly two decades at the New York Stock Exchange, most recently as Senior Vice President, Financial Compliance at NYSE Regulation. In that role, he co-led the Listings and Compliance function for all NYSE-listed companies globally, advising public companies and their boards on disclosure and reporting obligations and overseeing listing compliance for more than 2,500 companies.

Mr. Tyranski currently serves as the Angelo P. DeCesaris Executive in Residence and Assistant Technical Professor of Management and Accounting at King’s College and as an Adjunct Professor at the Long Island University College of Management. He also serves as a board member of a variety of nonprofit organizations.

Mr. Tyranski is a Certified Public Accountant licensed in New York State and holds an M.S. in Health Care Administration and a B.S. in Accounting and Computers & Information Systems, both from King’s College.

About CEA Industries Inc.

CEA Industries Inc. (Nasdaq: BNC) is a growth-oriented company that has focused on building category-leading businesses in consumer markets, including building and managing the world’s largest corporate treasury of BNB.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties, including forward-looking statements regarding BNC’s expectations or beliefs regarding the Company’s position as the largest BNB treasury in the world. BNC wishes to caution readers that these forward-looking statements may be affected by the risks and uncertainties in BNC’s business as well as other important factors may have affected and could in the future affect BNC’s actual results and could cause BNC’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of BNC. In evaluating these forward-looking statements, readers should consider various risk factors, which include, but are not limited to, BNC’s ability to keep pace with new technology and changing market needs; BNC’s ability to finance its current business and proposed future business, including the ability to finance the continued acquisition of BNB; the competitive environment of BNC’s business; and the future value and adoption of BNB. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions and risks, many of which are beyond BNC’s control. In addition, these forward-looking statements and the information in this press release is qualified in its entirety by cautionary statements and risk factor disclosures contained in BNC’s filings with the SEC, including BNC’s Form 10-Q filed with the SEC on December 15, 2025, Form 10-K filed with the SEC on March 27, 2025, and Form 10-KT filed with the SEC on July 25, 2025, each as may be amended or supplemented from time to time. Copies of BNC’s filings with the SEC are available on the SEC’s website at www.sec.gov. BNC undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Important Additional Information and Where to Find It

The Company intends to file a consent revocation statement on Schedule 14A, an accompanying YELLOW consent revocation card and other relevant documents with the SEC in connection with YZi’s consent solicitation. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING YELLOW CONSENT REVOCATION CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain free copies of the definitive consent revocation statement, an accompanying YELLOW consent revocation card, any amendments or supplements to the consent revocation statement and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by scrolling to the “SEC Filings” section of the Company’s website at https://ceaindustries.com/investors.html.

Certain Information Regarding Participants in the Solicitation

The Company, its directors (Anthony K. McDonald, Nicholas J. Etten, Carly E. Howard, Hans Thomas and Annemarie Tierney) and certain of its executive officers (David Namdar) are deemed to be “participants” (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of consent revocations from the Company’s stockholders in connection with YZi Labs’ consent solicitation. Information about the names of the Company’s directors and officers, their respective interests in the Company, by security holdings or otherwise, and their respective compensation is set forth in the “Information about our Directors” and “Executive Officers” sections in Part III, Item 10 – Directors, Executive Officers and Corporate Governance of the Company’s Transition Report on Form 10-KT for the transition period from January 1, 2025 to April 30, 2025 (the “Form 10-KT”), in Part III, Item 11 – Executive Compensation of the Form 10-KT, in Part III, Item 12 – Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters of the Form 10-KT and in Current Reports on Form 8-K filed with the SEC on August 8, 2025, October 7, 2025 and November 28, 2025. Supplemental information regarding the participants’ holdings of the Company’s securities can be found in SEC filings on Statements of Change in Ownership on Form 3 and Form 4. Any subsequent updates following the date hereof to the information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s consent revocation statement on Schedule 14A and other materials to be filed with the SEC in connection with YZi Labs’ consent solicitation, if and when they become available. These documents will be available at no charge as described above.

CEA Industries Media Inquiries:

Edelman Smithfield

CEA@edelmansmithfield.com

CEA Industries Investor Relations:

james@haydenir.com